UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2015

Marathon Petroleum Corporation

(Exact name of registrant as specified in charter)

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840-3229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Marathon Petroleum Corporation (the “Company”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-197128):

1.	Underwriting Agreement, dated as of December 7, 2015, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and Mizuho Securities USA Inc., acting as representatives of the several underwriters named therein;

2.	Second Supplemental Indenture, dated as of December 14, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Notes);

3.	Opinion of Jones Day; and

4.	Computation of Ratio of Earnings to Fixed Charges.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of December 7, 2015, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and Mizuho Securities USA Inc., acting as representatives of the several underwriters named therein

4.1	Second Supplemental Indenture, dated as of December 14, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Notes)

5.1	Opinion of Jones Day

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015

MARATHON PETROLEUM CORPORATION

By:	/s/ J. Michael Wilder
Name:	J. Michael Wilder
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of December 7, 2015, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and Mizuho Securities USA Inc., acting as representatives of the several underwriters named therein

4.1	Second Supplemental Indenture, dated as of December 14, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Notes)

5.1	Opinion of Jones Day

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5.1)